UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2024

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Gay Street, Suite 1610, Knoxville, TN 37929

(Address of Principal Executive Offices) (Zip Code)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bruce Horowitz – Resignation and Termination Agreement

On March 25, 2024, Bruce Horowitz resigned from the Board of Directors (the “Board”) of Provectus Biopharmaceuticals, Inc. (the “Company”) and as the Company’s Chief Operating Officer. At the time of his resignation, Mr. Horowitz served on the Company’s Audit Committee, Compensation Committee, and Nominating Committee.

Mr. Horowitz, through counsel, had requested that the Company pay him $977,000, representing $508,000 for amounts owed under the Independent Contractor Agreement, dated as of April 19, 2017, by and between Mr. Horowitz and the Company, as amended by Amendment No. 1, dated as of May 9, 2017, and Amendment No. 2, dated as of May 8, 2019 (the “Horowitz Agreement”), and $469,000 for accrued director fees. On March 25, 2024, the Company and Mr. Horowitz entered into an Independent Contractor and Director Fee Termination Agreement and Release (the “Termination Agreement”) to resolve Mr. Horowitz’s claims and terminate the Horowitz Agreement.

The Termination Agreement provides for the Company to pay Mr. Horowitz an initial payment of $250,000 within two business days of the Termination Agreement and a discounted second payment in the amount of $258,000 so long as it is paid prior to June 30, 2024, after which the amount of the second payment is $500,000. Pursuant to the Termination Agreement, Mr. Horowitz resigned from the Board and as Chief Operating Officer of the Company and from any other officer and director positions held with the Company or any of its Australian-related entities or subsidiaries. The Company agreed to continue Mr. Horowitz’s directors and officers (D&O) liability insurance coverage for a period of two years at the Company’s expense. Under the Termination Agreement, Mr. Horowitz reaffirmed the confidentiality, customer non-solicitation, and employee non-solicitation provisions in the Horowitz Agreement. The Termination Agreement also contained a mutual release, a mutual non-disparagement provision, and a standstill provision pursuant to which Mr. Horowitz agreed not to take certain actions with respect to the Company’s securities for five years.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Dominic Rodrigues – Appointment and Independent Contractor Agreement

On March 25, 2024, the Board retained Dominic Rodrigues as the Company’s chief operations consultant. In this role, Mr. Rodrigues will serve as the Company’s principal executive officer.

Mr. Rodrigues, 55, has served as a member of the Board since 2017, its non-executive Vice Chairman since 2018, and previously as non-executive Chairman from 2017 to 2018. Prior to joining the Board, Mr. Rodrigues was President of Rhisk Capital, where he carried out management consulting, corporate development, and portfolio management activities. Project industries included defense and intelligence (a technology-focused, private equity-styled, capital investment pool; corporate development and operational roles at a related data communications company), financial services (a capital markets-focused, financial technology start-up company; a start-up private wealth office), healthcare, life sciences, and nanotechnology (a venture capital-styled investment). Mr. Rodrigues previously taught as an Adjunct Professor of Finance at the Lee Business School of the University of Nevada, Las Vegas. His business development, corporate development, finance, leadership, operations, and science & technology experiences include working as: a corporate venture capitalist at SAIC Venture Capital Corporation, the multi-billion-dollar subsidiary of research and engineering company SAIC, where he was an observer or member of boards of directors of several portfolio companies; a proprietary currency derivatives trader at Bank of Montreal, a Canadian multinational investment bank and financial services company; and a project manager at Jacques Whitford, a Canadian multinational environmental consulting company. He holds business, economics, and engineering degrees from The Wharton School of the University of Pennsylvania, the London School of Economics and Political Science, the Massachusetts Institute of Technology, and the University of Toronto.

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Mr. Rodrigues does not have a family relationship with any of the current officers or directors of the Company.

In connection with the engagement of Mr. Rodrigues, on March 25, 2024, the Company and Mr. Rodrigues entered into an independent contractor agreement (the “Independent Contractor Agreement”), pursuant to which Mr. Rodrigues will serve as the primary business operations consultant of the Company and will perform duties and services including but not limited to managing, coordinating, and/or overseeing Company, clinical and research collaborator, and vendor-partner activities in drug discovery, clinical development, intellectual property, regulatory strategy and affairs, drug substance and drug product formulation and manufacturing, business and corporate development, and investor/public relations. In consideration for such services, Mr. Rodrigues will be paid $20,000 per calendar month. The Company will reimburse Mr. Rodrigues for all reasonable and necessary expenses relating to his provision of services under the Independent Contractor Agreement. The Independent Contractor Agreement will continue month-to-month unless terminated by either party upon 30 days prior written notice.

The Company agreed to indemnify Mr. Rodrigues for claims made against Mr. Rodrigues based upon the performance of his services. The Independent Contractor Agreement contains customary confidentiality, customer non-solicitation, and employee non-solicitation provisions.

The foregoing description of the Independent Contractor Agreement does not purport to be complete and is qualified in its entirety by reference to the Independent Contractor Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Independent Contractor and Director Fee Termination Agreement and Release, dated March 25, 2024, between the Company and Bruce Horowitz.

10.2	Independent Contractor Agreement, dated March 25, 2024, between the Company and Dominic Rodrigues.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2024

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Heather Raines
Heather Raines, CPA
Chief Financial Officer

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